UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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THE ADAMS EXPRESS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Adams Express Company

Seven St. Paul Street

Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 12, 2010

To the Stockholders of

           THE ADAMS EXPRESS COMPANY:

Notice is hereby given that the Annual Meeting of Stockholders of THE ADAMS EXPRESS COMPANY, a Maryland corporation (the “Company”), will be held at the InterContinental Harbor Court Baltimore, 550 Light Street, Baltimore, Maryland 21202, on Tuesday, March 23, 2010, at 9:00 a.m., for the following purposes:

(1) to elect directors as identified in the Proxy Statement for the ensuing year;

(2) to consider and vote upon the ratification of the selection of the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit the books and accounts of the Company for or during the year ending December 31, 2010;

(3) to consider and vote upon a proposal to reapprove the 2005 Equity Incentive Compensation Plan as set forth and described in the Proxy Statement; and

(4) to transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record, as shown by the transfer books of the Company, at the close of business on February 8, 2010, are entitled to notice of and to vote at this meeting.

By order of the Board of Directors,

LAWRENCE L. HOOPER, JR.

Vice President, General Counsel

and Secretary

Baltimore, MD

Note: Stockholders who do not expect to attend the meeting are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope without delay. Telephone and Internet voting are also offered.

The Adams Express Company

Seven St. Paul Street

Baltimore, Maryland 21202

Proxy Statement

INTRODUCTION

The Annual Meeting of Stockholders of The Adams Express Company, a Maryland corporation (the “Company”), will be held on Tuesday, March 23, 2010, at 9:00 a.m. at the InterContinental Harbor Court Baltimore, 550 Light Street, Baltimore, Maryland 21202, for the purposes set forth in the accompanying Notice of Annual Meeting and also set forth below. This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any and all adjournments thereof and is first being sent to stockholders on or about February 18, 2010.

At the Annual Meeting, action is to be taken on (1) the election of a Board of Directors; (2) the ratification of the selection of an independent registered public accounting firm; (3) reapproval of the 2005 Equity Incentive Compensation Plan; and (4) the transaction of such other business as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held On March 23, 2010:

This proxy statement, the notice of annual meeting, a form of the proxy, and the 2009 Annual Report to stockholders are all available on the internet at the following website: http://www.amstock.com/proxyservices/viewmaterials.aspx?CoNumber=13579.

How You May Vote and Voting By Proxy

You can vote in person at the Annual Meeting or by proxy. To vote by proxy, please date, execute and mail the enclosed proxy card, or authorize a proxy by using telephone or internet options as instructed in the proxy card. Except for Proposals (1), (2), and (3) referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Stockholders retain the right to revoke executed proxies at any time before they are voted by written notice to the Company, by executing a later dated proxy, or by appearing and voting at the meeting. All shares represented at the meeting by proxies in the accompanying form will be voted, provided that such proxies are properly signed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR the election of directors, FOR Proposal (2), and FOR Proposal (3).

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it with you to the Annual Meeting in order to vote.

If you have questions regarding how to attend the meeting and vote in person, please contact the Secretary of the Company by telephone at (800) 638-2479 or by email at contact@adamsexpress.com.

Who May Vote

Only stockholders of record at the close of business February 8, 2010, may vote at the Annual Meeting. The total number of shares of Common Stock of the Company outstanding and entitled to be voted on the record date was 87,397,391. Each share is entitled to one vote. The Company has no other class of security outstanding.

Vote Requirement

For Proposal (1), referred to above, directors shall be elected by a plurality of the votes cast at the meeting. Proposals (2) and (3), referred to above, require the affirmative vote of a majority of the votes cast at the meeting. In addition, under New York Stock Exchange rules, the total votes cast on Proposal (3) must represent a majority of the shares of Common Stock of the Company issued and outstanding on the record date set for the meeting. Unless otherwise required by the Company’s Articles of Incorporation or By-laws, or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast at the meeting.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Proxies received by the Company that are marked “withhold authority” or abstain, or that constitute a broker non-vote, are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker returns a valid proxy but does not vote on a particular matter because the broker does not have the discretionary voting power for that matter and has not received instructions from the beneficial owner. Proxies marked “withhold authority”, abstentions and broker non-votes do not count as votes cast with respect to any proposal, and therefore, such proxies would have no effect on the outcome of Proposals (1), (2), and (3), above. In addition, since broker non-votes are not counted as votes cast for purposes of the requirement of the New York Stock Exchange that the total votes cast on Proposal (3) represent a majority of the outstanding shares of Common Stock of the Company, broker non-votes could impair the ability to satisfy this requirement.

Appraisal Rights

Under Maryland law, there are no appraisal or other dissenter rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

Other Matters

The Company will pay all costs of soliciting proxies in the accompanying form. See “Other Matters and Annual Report” below. Solicitation will be made by mail, and officers, regular employees, and agents of the Company may also solicit proxies by telephone or personal interview. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

(1) NOMINEES FOR ELECTION AS DIRECTORS

Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors for the ensuing year, all of whom have consented to serve if elected:

Enrique R. Arzac Phyllis O. Bonanno Kenneth J. Dale Daniel E. Emerson	Frederic A. Escherich Roger W. Gale Thomas H. Lenagh	Kathleen T. McGahran Douglas G. Ober Craig R. Smith

If for any reason one or more of the nominees above named shall become unable or unwilling to serve when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. As an alternative to proxies being voted for substitute nominees, the size of the Board of Directors may be reduced so that there are no vacancies caused by a nominee above named becoming unable or unwilling to serve. The directors elected will serve until the next annual meeting or until their successors are elected, unless otherwise provided in the By-laws of the Company.

*	Mr. Ober is an “interested person,” as defined by the Investment Company Act of 1940, because he is an officer of the Company.

Information as to Nominees for Election as Directors (as of December 31, 2009)

Set forth below with respect to each nominee for director are his or her name and age, any positions held with the Company, other principal occupations during the past five years, other directorships and business affiliations, the year in which he or she first became a director, and the number of shares of Common Stock of the Company beneficially owned by him or her. Also set forth below is the number of shares of Common Stock beneficially owned by all the directors and officers of the Company as a group. A separate table is provided showing the dollar value range of the shares beneficially owned by each director.

Name, Age, Positions with the Company, Other Principal Occupations and Other Directorships	Has been a Director since	Shares of Common Stock Beneficially Owned (a)(b)(c)(d)
Independent Directors
Enrique R. Arzac, Ph.D., 68, Professor of Finance and Economics, formerly, Vice Dean of Academic Affairs of the Graduate School of Business, Columbia University. Director of Petroleum & Resources Corporation (1), Aberdeen Asset Management Funds (5 funds) (investment companies), Credit Suisse Asset Management Funds (13 funds) (investment companies), Epoch Holdings Corporation (asset management), and Starcomms Plc (telecommunications).	1983	29,174

Phyllis O. Bonanno, 66, Retired President & CEO of International Trade Solutions, Inc. (consultants). Formerly, President of Columbia College, Columbia, South Carolina, and Vice President of Warnaco Inc. (apparel). Director of Petroleum & Resources Corporation (1), Borg-Warner Inc. (industrial), and Mohawk Industries, Inc. (carpets and flooring).	2003	6,318

Kenneth J. Dale, 53, Senior Vice President and Chief Financial Officer of The Associated Press. Director of Petroleum & Resources Corporation (1).	2008	2,453

Daniel E. Emerson*, 85, Retired Executive Vice President of NYNEX Corporation (communications), retired Chairman of the Board of both NYNEX Information Resources Co. and NYNEX Mobile Communications Co. Previously, Executive Vice President and Director of New York Telephone Company. Director of Petroleum & Resources Corporation (1).	1982	30,801

Frederic A. Escherich, 57, Private Investor. Formerly, Managing Director and head of Mergers and Acquisitions Research and the Financial Advisory Department with JPMorgan. Director of Petroleum & Resources Corporation (1).	2006	5,941

Roger W. Gale, Ph.D., 63, President & CEO of GF Energy, LLC (consultants to electric power companies). Formerly, member of management group, PA Consulting Group (energy consultants). Director of Petroleum & Resources Corporation (1), Ormat Technologies, Inc. (geothermal and renewable energy), and U.S. Energy Association.	2005	7,306

Thomas H. Lenagh, 91, Financial Advisor. Formerly, Chairman of the Board and Chief Executive Officer of Greiner Engineering Inc. (formerly Systems Planning Corp.) (consultants). Formerly, Treasurer and Chief Investment Officer of the Ford Foundation (charitable foundation). Director of Petroleum & Resources Corporation (1), Cornerstone Funds, Inc. (3 funds) (investment companies), and Photonics Product Group, Inc. (crystals).	1968	8,390

Kathleen T. McGahran, Ph.D., J.D., C.P.A., 59, President & CEO of Pelham Associates, Inc. (executive education), and Adjunct Associate Professor, Tuck School of Business, Dartmouth College. Formerly, Associate Dean and Director of Executive Education and Associate Professor, Columbia University. Director of Petroleum & Resources Corporation (1).	2003	12,729

Craig R. Smith, M.D., 63, President, Williston Consulting LLC (consultants to the pharmaceutical and biotechnology industries), and Chief Operating Officer and Director of Algenol Biofuels Inc. (ethanol manufacturing). Formerly, Chairman, President & CEO of Guilford Pharmaceuticals (pharmaceutical and biotechnology). Director of Petroleum & Resources Corporation (1), LaJolla Pharmaceutical Company, and Depomed, Inc. (specialty pharmaceuticals).	2005	14,205

(1)	Non-controlled affiliate of the Company (investment company).
*	Mr. Emerson is the Lead Director for the Board.

Name, Age, Positions with the Company, Other Principal Occupations and Other Directorships	Has been a Director since	Shares of Common Stock Beneficially Owned (a)(b)(c)(d)
Interested Director
Douglas G. Ober, 63, Chairman of the Board and Chief Executive Officer of the Company since April 1, 1991 and President since July 9, 2009. Chairman of the Board, President and Chief Executive Officer and Director of Petroleum & Resources Corporation (1).	1989	142,635	(e)

Directors and executive officers of the Company as a group.		360,028

The address for each director is the Company’s office, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202.

(a)	To the Company’s knowledge, other than shares referred to in footnote (c) below, each director and officer had sole investment and sole voting power with respect to the shares shown opposite his or her name.
(b)	Of the amount shown as beneficially owned by the directors and executive officers as a group, 130,552 shares were held by the Trustee under the Employee Thrift Plan of the Company, and the Employee Thrift Plan of Petroleum & Resources Corporation.
(c)	The amounts shown include shares subject to options under the Company’s Stock Option Plan (see “Stock Option Plan” below) and nonvested shares of restricted stock under the Company’s 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below) held by Mr. Ober (47,228 shares), nonvested or vested but deferred restricted stock units under the 2005 Plan held by each director (3,000 each held by Mr. Arzac, Mr. Emerson, and Ms. McGahran, 2,250 held by Ms. Bonanno, and 750 each held by Mr. Dale, Mr. Escherich, Mr. Gale, Mr. Lenagh and Mr. Smith), and by directors and executive officers as a group (109,425 shares). Mr. Ober disclaims beneficial ownership of the 24,150 shares subject to options included in the number above.
(d)	Calculated on the basis of 87,415,193 shares outstanding on December 31, 2009, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned less than 1.0% of the Common Stock outstanding.
(e)	Of the amount shown, 87,868 shares beneficially owned by Mr. Ober were held by the Trustee under the Employee Thrift Plan of the Company.

Independent Directors	Dollar Value of Shares Owned(1)
Enrique R. Arzac	greater than $100,000
Phyllis O. Bonanno	$50,001-$100,000
Kenneth J. Dale	$10,001-$50,000
Daniel E. Emerson	greater than $100,000
Frederic A. Escherich	$50,001-$100,000
Roger W. Gale	$50,001-$100,000
Thomas H. Lenagh	$50,001-$100,000
Kathleen T. McGahran	greater than $100,000
Craig R. Smith	greater than $100,000
Interested Director
Douglas G. Ober	greater than $100,000

(1)	The valuation date used in calculating the dollar value of shares owned is December 31, 2009.

In 2009, the Board adopted new equity ownership requirements for the directors and senior staff. Under these equity ownership requirements, the Chief Executive Officer, portfolio managers, research analysts, and other executive officers must own, within 5 years of the requirement’s adoption, a certain percentage of equity in the Company equal to a multiple of his or her 2009 annual salary. Non-employee directors with more than 5 years of service on the Board must own, by December 14, 2014, at least $100,000 of Common Stock of the Company; non-employee directors with less than 5 years of service, and new directors, must own at least $100,000 of the Company’s Common Stock within 10 years of joining the Board.

The nominees for election as directors of the Company identified above are also the nominees for election to the Board of Directors of Petroleum & Resources Corporation (“Petroleum”), the Company’s non-controlled affiliate, of which the Company owned 2,186,774 shares or approximately 9.0% of the outstanding Common Stock on December 31, 2009.

Process for Stockholders to Communicate with Board

The Board of Directors has implemented a process for stockholders of the Company to send communications to the Board. Any stockholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of the Company, at The Adams Express Company, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202. The Secretary has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.

Policy on Board of Directors’ Attendance at Annual Meetings

The Company’s policy with regard to attendance by the Board of Directors at Annual Meetings is that all directors are expected to attend, absent unusual and extenuating circumstances that prohibit attendance. All 10 of the directors attended the 2009 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 is required to report to the Securities and Exchange Commission (“the Commission”) by a specified date his or her beneficial ownership of or transactions in the Company’s securities. Based upon a review of filings with the Commission and written representations that no other reports are required, the Company believes that each director and officer filed all requisite reports with the Commission on a timely basis during 2009.

Information as to Other Executive Officers

Set forth below are the names, ages and positions with the Company of all executive officers of the Company other than those who also serve as directors. Executive officers serve as such until the election of their successors.

Mr. Brian S. Hook, 40, has served as the Treasurer since June 1, 2009. Prior thereto, he served as Assistant Treasurer since September 2008. Prior to joining the Company, he was a Vice President and Senior Manager at T. Rowe Price from March 1998 to August 2008, and a business assurance manager with Coopers & Lybrand L.L.P. prior thereto.

Mr. Lawrence L. Hooper, Jr., 57, has served as the Chief Compliance Officer since April 8, 2004, as Vice President since March 30, 1999, and as General Counsel and Secretary since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.

Mr. David D. Weaver, 40, has served as Executive Vice President since March 13, 2008. Prior to that, he served as Vice President-Research from January 2007 to March 2008, and as a research analyst from 2004 to January 2007.

The address for each executive officer is the Company’s office, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202.

Security Ownership of Management of the Company (a)	Shares of Common Stock Beneficially Owned (b)(c)(d)(e)(f)
Name
Brian S. Hook	4,248
Lawrence L. Hooper, Jr.	44,252
David D. Weaver	28,662

(a)	As of December 31, 2009. Share ownership of directors and executive officers as a group is shown in the table beginning on page 4 and footnotes thereto.
(b)	To the Company’s knowledge, each officer had sole investment and voting power with respect to the shares shown opposite his or her name above other than shares referred to in footnote (d) below.
(c)	Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Company and the Employee Thrift Plan of Petroleum: Mr. Hook (1,175 shares), Mr. Hooper (19,211 shares) and Mr. Weaver (8,012 shares).
(d)	The amounts shown include shares subject to options under the Company’s Stock Option Plan (see “Stock Option Plan” below), held by Mr. Hooper (12,536 shares). Mr. Hooper disclaims beneficial ownership of those shares.
(e)	The amounts shown include nonvested shares of restricted stock under the Company’s 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below) held by Mr. Hook (2,787 shares), Mr. Hooper (8,672 shares) and Mr. Weaver (15,686 shares).
(f)	Calculated on the basis of 87,415,193 shares of Common Stock outstanding on December 31, 2009, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.

Principal Stockholders

At December 31, 2009, only one person or group of persons was known by the Company to own beneficially more than five percent of any class of the Company’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount* and Nature of Beneficial Ownership	Percent of Class
Common Stock	Erik E. Bergstrom P.O. Box 126 Palo Alto, CA 94302	8,360,000 shares held directly and indirectly**	9.5%

*	As of February 1, 2010.
**	Shares held in name of Erik E. Bergstrom Living Trust (3,210,000 shares), Edith H. Bergstrom Living Trust (100,000 shares), and Erik E. and Edith H. Bergstrom Foundation (5,050,000 shares). Mr. Bergstrom disclaimed beneficial ownership of certain of these shares.

Board Meetings and Committees of the Board

Overall attendance at the twelve meetings of the Board held in 2009 was approximately 99.1%. Each Director attended at least 75% of the total of all (i) meetings of the Board and (ii) meetings of Committees of the Board on which he or she served in 2009, except for Mr. Smith.

Audit Committee

Messrs. Arzac, Escherich, and Lenagh, and Ms. Bonanno, each of whom is an independent director as such is defined by the Rules of the New York Stock Exchange, and none of whom is an “interested person” as such is defined by the Investment Company Act of 1940, constitute the membership of the Board’s standing Audit Committee, which met four times in 2009. The Board has determined that Mr. Arzac is an audit committee financial expert, as that term is defined in federal regulations.

The Board has adopted a written charter under which the Audit Committee operates. A copy of the Audit Committee Charter (“Charter”) is available on the Company’s website: www.adamsexpress.com. Set forth below is the report of the Audit Committee:

Audit Committee Report

The purposes of the Audit Committee are set forth in the Committee’s written Charter. As provided in the Charter, the role of the Committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities, and other matters the Board deems appropriate. The Committee also selects the Company’s independent registered public accounting firm in accordance with the provisions set out in the Charter. Management, however, is responsible for the preparation, presentation and integrity of the Company’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out proper audits and reviews.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2009 Annual Report of the Company with the Company’s management and with PricewaterhouseCoopers LLP, the independent registered public accounting firm (“PwC”). In addition, the Committee has discussed with PwC the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as modified or supplemented. The Committee has also received from PwC the written statement regarding independence as required by Independence Standards Board Standard No. 1, considered whether the provision of nonaudit services by PwC is compatible with maintaining PwC’s independence, and discussed with PwC its independence.

In reliance on the reviews and discussions with management and PwC referred to above, and subject to the limitations on the responsibilities and role of the Committee set forth in the Charter and discussed above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s 2009 Annual Report for filing with the Securities and Exchange Commission.

Respectfully submitted on February 10, 2010, by the members of the Audit Committee of the Board of Directors:

Enrique R. Arzac, Chair

Phyllis O. Bonanno

Frederic A. Escherich

Thomas H. Lenagh

Compensation Committee

Messrs. Dale, Emerson, Escherich, and Lenagh, and Ms. McGahran constitute the membership of the Board’s standing Compensation Committee, which met four times during 2009. The Compensation Committee reviews and recommends changes in the salaries of directors, officers, and employees, and advises upon the cash and equity incentive compensation plans in which the executive officers, officers, and employees of the Company are eligible to participate.

Executive Committee

Messrs. Emerson, Gale, Ober, and Smith, and Ms. McGahran constitute the membership of the Board’s standing Executive Committee, which met two times during 2009. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Company’s By-laws, or Board resolution.

Nominating and Governance Committee

Messrs. Emerson, Gale, and Smith, and Ms. McGahran constitute the membership of the Board’s standing Nominating and Governance Committee, which met once in 2009. The Board has adopted a written charter under which the Nominating and Governance Committee operates, a copy of which is available to stockholders at the Company’s website: www.adamsexpress.com.

Each of the members of the Nominating and Governance Committee is an independent director as such is defined by the Rules of the New York Stock Exchange and none is an “interested person” as such is defined by the Investment Company Act of 1940.

The Nominating and Governance Committee recommends to the full Board nominees for director and leads the search for qualified director candidates.

The Nominating and Governance Committee will consider unsolicited recommendations for director candidates from stockholders of the Company. Stockholders may recommend candidates for consideration by the Nominating and Governance Committee by writing to the Secretary of the Company at the office of the Company, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202, giving the candidate’s name, biographical data and qualifications and stating whether the candidate would be an “interested person” of the Company. A written statement from the candidate, consenting to be named as a candidate, and if nominated and elected, to serve as a director, should accompany any such recommendation.

The process that the Nominating and Governance Committee uses for identifying and evaluating nominees for director is as follows: When there is a vacancy on the Board, either through the retirement of a director or the Board’s determination that the size of the Board should be increased, nominations to fill that vacancy are made by current, independent directors on the Board. The name of any individual recommended by an independent director is provided to Mr. Ober, who contacts the prospective director nominee and meets with him or her. The members of the Nominating and Governance Committee then meet with the prospective director nominee. If a majority of the Nominating and Governance Committee members are satisfied that the prospective director nominee is qualified and will make a positive addition to the Board, as many of the other independent directors meet with him or her as is possible. The Nominating and Governance Committee then nominates the candidate at a meeting of the Board and a vote is taken by the full Board on whether to elect the nominee to the Board and to include the nominee in the Company’s proxy for election at the next

*	Mr. Ober is an “interested person.”

annual meeting of stockholders. The Company anticipates that a similar process will be used for any qualified director candidate properly recommended by a stockholder.

Retirement Benefits Committee

Messrs. Arzac, Dale, Gale, and Smith, and Ms. Bonanno constitute the membership of the standing Retirement Benefits Committee of the Company, which administers the Employees’ Retirement Plan, the Supplemental Retirement Plan, the Employee Thrift Plan, and the Executive Nonqualified Supplemental Thrift Plan of the Company. This Committee met five times during 2009.

Board of Directors Compensation

During 2009, each director who is not an interested person, except for Mr. Emerson, received an annual retainer fee of $12,000 and a fee of $1,000 for each Board meeting attended. Mr. Emerson, who is the Lead Director for the Board, received an annual retainer fee of $17,000 and a fee of $1,000 for each Board meeting attended. All members of each Committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $2,000 for each committee membership and a fee of $750 for each committee meeting attended; the Chairperson of each committee, except for the Executive Committee, receives an additional fee of $750 for each committee meeting attended. The total amount of fees paid to the independent directors in 2009 was $304,750. In addition, following each annual meeting of stockholders, each non-employee director who is elected or re-elected at that annual meeting receives 750 restricted stock units.

Transactions with Petroleum & Resources Corporation

The Company shares certain expenses for research, accounting services and other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses such as office supplies, postage, subscriptions and travel, with Petroleum, of which all of the above-named nominees are also directors. These expenses were paid by the Company and, on the date the payment was made, Petroleum simultaneously paid to the Company its allocated share of such expenses, based on either the proportion of the size of the investment portfolios of the two companies, or, where possible, on an actual usage basis. In 2009, Petroleum’s share of such expenses was $871,679.

Audit Fees

The aggregate fees for professional services rendered by its independent registered public accounting firm, PricewaterhouseCoopers LLP, for the audits of the Company’s annual and semi-annual financial statements for 2009 and 2008 were $81,700 and $80,462, respectively.

Audit-Related Fees

There were no audit-related fees in 2009 and 2008.

Tax Fees

The aggregate fees to the Company for professional services rendered by PricewaterhouseCoopers LLP for the review of the Company’s excise tax calculations and preparations of federal, state and excise tax returns for 2009 and 2008 were $14,161 and $12,674, respectively.

All Other Fees

The aggregate fees for services to the Company by PricewaterhouseCoopers LLP, other than the services referenced above, for 2009 and 2008 were $5,513 and $4,770, respectively, which related to the review of the Company’s procedures for calculating the amounts to be paid or granted to the Company’s officers in accordance with the Company’s cash incentive plan and the 2005 Equity Incentive Compensation Plan, review of the Company’s calculations related to those plans, and preparation of a report to the Company’s Compensation Committee; and review of the documentation relating to compliance by the Company’s employees and directors with the requirements of the Company’s Code of Ethics pertaining to personal stock trading, and presentation of a report to the Chief Executive Officer.

The Board’s Audit Committee has considered the provision by PricewaterhouseCoopers LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Pre-Approval Policy

All services to be performed for the Company by PricewaterhouseCoopers LLP must be pre-approved by the Audit Committee. All services performed for 2009 were pre-approved by the Committee.

Compensation of Directors and Executive Officers

The following table sets forth for each of the persons named below the aggregate compensation received from the Company during the fiscal year ended December 31, 2009, for services in all capacities:

Name	Position	Aggregate Compensation (1) (2) (3) (4)		Pension or Retirement Benefits Accrued as Part of Expenses (5)	Stock Awards (7)
Douglas G. Ober	Chairman of the Board, President and Chief Executive Officer (A)	$605,600		$17,757	$87,496
David D. Weaver	Executive Vice President	$389,000		$23,205	$57,500
Lawrence L. Hooper, Jr.	Vice President, General Counsel and Secretary	$222,100		$15,183	$32,492
Enrique R. Arzac	Director (B)(D)	$36,750	(6)	N/A	$6,086	(8)
Phyllis O. Bonanno	Director (B)(D)	$37,500		N/A	$6,086	(8)
Kenneth J. Dale	Director (C)(D)	$32,250		N/A	$6,086	(8)
Daniel E. Emerson*	Director (A)(C)(E)	$39,500		N/A	$6,086	(8)
Frederic A. Escherich	Director (B)(C)	$33,000		N/A	$6,086	(8)
Roger W. Gale	Director (A)(D)(E)	$32,250		N/A	$6,086	(8)
Thomas H. Lenagh	Director (B)(C)	$33,000		N/A	$6,086	(8)
Kathleen T. McGahran	Director (A)(C)(E)	$31,500		N/A	$6,086	(8)
Craig R. Smith	Director (A)(D)(E)	$29,000		N/A	$6,086	(8)

(A)	Member of Executive Committee
(B)	Member of Audit Committee
(C)	Member of Compensation Committee
(D)	Member of Retirement Benefits Committee
(E)	Member of Nominating and Governance Committee

*	Mr. Emerson is the Lead Director for the Board.
(1)	Of the amounts shown, direct salaries paid by the Company to Messrs. Ober, Weaver, and Hooper were $301,800, $221,000, and $144,600, respectively.

(2)	Of their direct salaries, $14,427, $16,500, and $8,676 were deferred compensation to Messrs. Ober, Weaver, and Hooper, respectively, under the Company’s Employee Thrift Plan, and, for Mr. Ober, the Executive Nonqualified Supplemental Thrift Plan. The non-employee Directors do not participate in these Plans.
(3)	Of the amounts shown, $303,800, $168,000, and $77,500 were cash incentive compensation accrued for Messrs. Ober, Weaver, and Hooper, respectively, in 2009 and paid to them in 2010.
(4)	In addition, the net gain realized by Mr. Ober upon the exercise of stock appreciation rights during 2009 granted under the Company’s Stock Option Plan (see “Stock Option Plan” below) was $6,697. This sum is in addition to the aggregate compensation amounts shown in this summary table.
(5)	Under the Employee Thrift Plan, the Company makes contributions to match the contributions made by eligible employees (see “Employee Thrift Plans” below). The amounts shown represent the Company’s payments made on behalf of Messrs. Ober, Weaver, and Hooper during 2009. In addition, during 2009, the Company recognized aggregate pension expense of $1,980,489 related to all eligible employees and former employees in the Employee Retirement Plans (see “Employee Retirement Plans” below).
(6)	Of the amounts shown, $16,000 was foregone at the election of the director in favor of receiving 1,913.95 deferred stock units.
(7)	This column shows the dollar amount recognized in the Company’s financial statements for 2009 for grants of restricted stock made to the identified executive officers under the 2005 Equity Incentive Compensation Plan in each year from 2007 to 2009. The restricted shares will vest at the end of three years from the grant date, but only upon the achievement of specified performance criteria. The target shares (the target number is shown in the Grants of Plan-Based Awards table below) will vest after three years if, on January 1 of the year in which they vest, the Company’s total three year net asset value (“NAV”) return meets or exceeds the three year total NAV return of a hypothetical portfolio comprised of a 50/50 blend of the S&P 500 Index and the Lipper Large-Cap Core Index (“Hypothetical Portfolio”), with a lesser percentage or no shares being earned if the Company’s total NAV return trails that of the Hypothetical Portfolio, depending on the level of underperformance on that date. In addition, if, on that date, the Company’s three year total NAV return exceeds that of the Hypothetical Portfolio, an additional number of shares (“additional shares”) (the maximum number of additional shares is included in the Maximum column in the Grants of Plan-Based Awards table below) will be earned and vest, depending on the level of outperformance. For a discussion of the assumptions used in valuing the stock awards shown in this column, and the related accounting treatment, please see Note 6 to the Company’s financial statements for 2009. Dividends and capital gains paid on the Company’s shares of Common Stock (“dividends”) will be paid on all of the target number of shares of restricted stock, when such dividends are paid on the Common Stock, except that no dividends or capital gains will be paid after the vest date on any shares that are forfeited due to the failure to achieve the performance criteria described above. Accrued dividends and capital gains applicable to the additional shares are paid on such additional shares that vest on the vest date. The dividend rate for dividends paid on the shares of restricted stock is the same rate that is paid on the Common Stock.
(8)	These amounts reflect the dollar amount recognized in the Company’s financial statements for 2009 for the portion of the 750 restricted stock units granted to each director under the 2005 Equity Incentive Compensation Plan upon election to the Board of Directors at the Company’s annual meetings in 2008 and 2009.

Grants of Plan-Based Awards under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding grants of equity plan-based awards under the 2005 Equity Incentive Compensation Plan to the three executive officers listed in the Compensation Table above during 2009:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($) or (#) (2)	Target (#) (2)	Maximum (#) (2)
Douglas G. Ober	January 8, 2009	0	6,090	9,135	0	$74,998
David D. Weaver	January 8, 2009	0	4,872	7,308	0	59,999
Lawrence L. Hooper, Jr.	January 8, 2009	0	2,436	3,654	0	29,999

(1)	For a description of the material terms of these restricted stock grants, see footnote 7 to the Compensation Table above.

(2)	Threshold refers to the minimum amount payable for a certain level of performance under the Plan. Target refers to the amount payable if the specified performance target(s) are reached. Maximum refers to the maximum payout possible under the Plan.
(3)	This fair value assumes that all of shares shown in the Maximum column herein are earned and vest. See footnote 7 to the Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding outstanding equity awards under the 2005 Equity Incentive Compensation Plan to the three executive officers listed in the Compensation Table above at the end of 2009:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Douglas G. Ober	6,116	$61,772	16,962	$171,316
David D. Weaver	3,425	34,593	12,261	123,836
Lawrence L. Hooper, Jr.	2,200	22,220	6,472	65,367

(1)	These shares vested as follows: Mr. Ober, 6,116 on January 11, 2010; Mr. Weaver, 3,425 on January 11, 2010, and Mr. Hooper, 2,200 on January 11, 2010.
(2)	Using the December 31, 2009 closing market price for the Company’s stock of $10.10.
(3)	Certain of these shares are scheduled to vest as follows, if certain performance criteria are met by the Company as described in footnote 7 to the Compensation Table above: Mr. Ober, 7,115 on January 10, 2011 and 9,135 on January 8, 2012; Mr. Weaver, 4,554 on January 10, 2011, and 7,308 on January 8, 2012; and Mr. Hooper, 2,561 on January 10, 2011, and 3,654 on January 8, 2012. Note that these shares include 712 shares for Mr. Ober, 399 shares for Mr. Weaver, and 257 shares for Mr. Hooper that were scheduled to vest in January 2010 but were forfeited as unearned because the Company’s total NAV return did not exceed the performance criteria by the maximum amount.

Stock Vested under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding the vesting of restricted stock awards during 2009 for the three executive officers listed in the Compensation Table above:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas G. Ober	8,624	$68,820
David D. Weaver	6,035	48,159
Lawrence L. Hooper, Jr.	3,449	27,523

2005 Equity Incentive Compensation Plan

In 2005 the Board of Directors adopted an equity incentive compensation plan for the Company, called the 2005 Equity Incentive Compensation Plan (the “2005 Plan”), to replace the Stock Option Plan adopted in 1985 and described below. The 2005 Plan was approved by the stockholders at the 2005 Annual Meeting and is being submitted for reapproval at this year’s Annual Meeting. The 2005 Plan is summarized in Proposal 3, below. As of December 31, 2009, (i) the number of shares subject to outstanding awards under the 2005 Plan was 118,236 and (ii) the number of shares available for future grants under the 2005 Plan was 3,203,254.

Stock Option Plan

The Company’s Board of Directors adopted a Stock Option Plan (the “Stock Option Plan”) in 1985, which was approved by the stockholders at the 1986 Annual Meeting of Stockholders and was amended at the 1994 and 2003 Annual Meetings of Stockholders. Since the adoption of the 2005 Equity Incentive Compensation Plan, no new grants have been or will be made under the Stock Option Plan. The Stock Option Plan provides for the grant to “key employees” (as defined in the Stock Option Plan) of options to purchase shares of Common Stock of the Company, together with related stock appreciation rights. As of December 31, 2009, the number of shares subject to outstanding options under the Stock Option Plan was 60,198. All options granted under the Stock Option Plan are treated as non-qualified stock options under the Internal Revenue Code. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which consists of four members of the Board, none of whom is eligible to receive grants under the Stock Option Plan.

The Stock Option Plan provides that, among other things, (a) the option price per share shall not be less than the fair market value of the Common Stock at the date of grant, except that the option price per share will be reduced after grant of the option to reflect capital gains distributions to the Company’s stockholders, provided that no such reduction shall be made which will reduce the option price below 25% of the original option price; (b) an option will not become exercisable until the optionee shall have remained in the employ of the Company for at least one year after the date of grant and may be exercised for 10 years unless an earlier expiration date is stated in the option; and (c) no option or stock appreciation right shall be granted after December 8, 2006.

The Stock Option Plan permitted the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter during its term and in respect of all or part of such option. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Company with a fair market value at the time of exercise equal to the amount by which the fair market value of all shares subject to the option in respect of which such stock appreciation right was granted exceeds the exercise price of such option, (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. Stock appreciation rights are exercisable beginning no earlier than two years after the date of grant and extend over the period during which the related option is exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.

Shares of Common Stock acquired as the result of the exercise of an option or stock appreciation right may not be sold until the later of two years after the date of grant of the option or one year after the acquisition of such shares.

Employee Thrift Plans

Prior to October 1, 2009, employees of the Company who had completed six months of service could elect to have 2% to 6% of their base salary deferred as a contribution to a tax-qualified thrift plan instead of being paid to them currently. Up through September 30, 2009, the Company (subject to certain limitations) contributed for each employee out of net investment income an amount equal to 200% of each employee’s contribution but not in excess of the maximum permitted by law. After October 1, 2009, the employees may defer up to 100% of base salary and cash incentive compensation and the Company contributes an amount equal to 100% of each employee’s contribution (up to 6% of base salary and cash incentive compensation) but not in excess of the maximum permitted by law (see table set forth on page 11 regarding 2009 contributions for the officers identified therein). Effective October 1, 2009, the Company also has the discretion to contribute annually to each employee’s thrift plan account an amount of up to 6% of the employee’s combined base salary and cash incentive compensation attributable to the prior year’s service with the Company. All employee contributions are credited to the employee’s individual account. Employees may elect that their salary deferral and other contributions be invested in Common Stock of the Company, or of Petroleum, or several mutual funds, or a combination thereof. Up through September 30, 2009, fifty percent of the Company’s matching contributions was invested in the Company’s Common Stock, and the remaining fifty percent was invested in the same manner that the employee has elected for his or her contributions, provided that the employee was 100% vested in the Plan. Otherwise, 100% of the Company’s matching contribution was invested in the Company’s Common Stock. After October 1, 2009, the full Company’s matching contribution is invested in accordance with the employee’s investment elections, provided that the employee is 100% vested in the Plan. An employee’s interest in amounts derived from the Company’s contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payments of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in equal installments, or in an annuity.

Effective October 1, 2009, the Company also maintains an Executive Nonqualified Supplemental Thrift Plan for eligible employees of the Company (the “Nonqualified Plan”). The purpose of the Nonqualified Plan is to provide deferred compensation in excess of contribution limits imposed by the Internal Revenue Code on tax-qualified thrift plans, including the Employees’ Thrift Plan of the Company described above. In accordance with such limitations, for 2009, the maximum annual amount that an individual can defer to all tax-qualified thrift plans offered by the Company is $16,500 for those under 50, and $22,000 for those 50 and over, and the maximum combined amount — consisting of both the employee’s contributions and the Company’s matching contributions — that can go into any single tax-qualified thrift plan is $49,000 per year and for those 50 and over, $54,500.

The Nonqualified Plan permits an eligible employee to contribute to the Nonqualified Plan up to the maximum amount of 6% of the employee’s salary and cash incentive compensation that he or she is prevented from contributing to the tax-qualified thrift plan because of the Internal Revenue Code’s limitations on annual contributions, and for the Company to contribute the 100% matching contribution on that sum and/or the Company’s discretionary contribution that would otherwise be limited by the Internal Revenue Code’s limitations on annual contributions. The employee’s contributions and the Company’s contributions to the Nonqualified Plan are invested in eligible mutual funds in accordance with the employee’s investment elections.

Employee Retirement Plans

The employees of the Company with one or more years of service participate in a retirement plan pursuant to which contributions are made solely by the Company on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The benefits under the plan were frozen as of October 1, 2009, and no additional benefits attributable to additional years of service or increases in annual cash compensation after that date will be recognized. The plan, as frozen, provides for the payment of benefits in the event of an employee’s retirement at age 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of the average of an employee’s monthly compensation during any 3 periods of 12 consecutive months out of the final 60 months of service during which such compensation, including cash incentive compensation, is highest prior to October 1, 2009, multiplied by years of service prior to October 1, 2009. Retirement benefits cannot exceed 60% of the highest 36 months’ average annual cash compensation out of the employee’s final 60 months’ annual cash compensation including incentive compensation. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee’s early or deferred retirement, disability or death. Contributions are made to a trust to fund these benefits.

The Company also maintains a supplemental retirement benefits plan (the “Supplemental Plan”) for employees of the Company, which was also frozen at October 1, 2009. The purpose of the Supplemental Plan is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plan of the Company described above. In accordance with such limitations, the annual benefit payable under the Company’s retirement plan may not exceed the lesser of $195,000 for 2009 and the employee’s average total compensation paid during the three highest-paid consecutive calendar years of employment. The $195,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

The Supplemental Plan authorizes the Company to pay annual retirement benefits in an amount equal to the difference between the maximum benefits payable under the retirement plan described above and the benefits that would otherwise be payable but for the Internal Revenue Code’s limitations on annual retirement benefits. All amounts payable under the Supplemental Plan will be paid from the general funds of the Company as benefits become due. The Company has established a funding vehicle using life insurance policies owned by the Company for the Supplemental Plan. Payment of benefits under the Supplemental Plan will be made at the employee’s election either as a lump sum or a life annuity. During 2009, the Company made payments of $1,547 under the Supplemental Plan.

The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the compensation and years of service classifications indicated, under the Company’s Employees’ Retirement Plan and Supplemental Plan:

	Estimated Annual Benefits Based Upon Years of Credited Service
Final Average Annual Earnings	10	20	30	40
$100,000	$ 20,000	$ 40,000	$ 60,000	$ 60,000
200,000	40,000	80,000	120,000	120,000
300,000	60,000	120,000	180,000	180,000
400,000	80,000	160,000	240,000	240,000
500,000	100,000	200,000	300,000	300,000
600,000	120,000	240,000	360,000	360,000

The credited years of service for the officers listed in the Compensation Table on page 10, above, are: Mr. Ober (28.83), Mr. Weaver (5.33), and Mr. Hooper (12.42).

Brokerage Commissions

During the past fiscal year, the Company paid brokerage commissions in the amount of $326,208 on the purchase and sale of portfolio securities traded on the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers Automated Quotation System, substantially all of which were paid to brokers providing research and other investment services to the Company. The Company paid brokerage commissions of $46,986 on options written or purchased by the Company. The average per share commission rate paid by the Company was $0.0382. No commissions were paid to an affiliated broker.

Portfolio Turnover

The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:

2009	2008	2007
15.05%	18.09%	10.46%

Expense Ratio

The ratio of expenses to the average net assets of the Company for the past three years has been as follows:

2009	2008	2007
0.90%	0.48%	0.44%

(2) RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As permitted under the Investment Company Act of 1940, as amended (the “Act”), the Audit Committee has selected PricewaterhouseCoopers LLP, 100 E. Pratt Street, Baltimore, Maryland, an independent registered public accounting firm, as the independent registered public accounting firm to audit the books and accounts of the Company for or during the year ending December 31, 2010. PricewaterhouseCoopers LLP was the Company’s principal auditor during the year 2009. A majority of the members of the Board of Directors who are not “interested persons” (as defined by the Act) are expected to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 at an in-person meeting of the Board prior to the Annual Meeting. While not required under the Act, the Audit Committee and the Board of Directors have determined to submit for stockholder ratification the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they so desire and to respond to appropriate questions. The Company has been informed that PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Company.

The Board of Directors unanimously recommends ratification of the selection of PricewaterhouseCoopers LLP.

(3) PROPOSAL OF THE BOARD OF DIRECTORS TO REAPPROVE THE COMPANY’S 2005 EQUITY INCENTIVE COMPENSATION PLAN

In 2005, the Board of Directors adopted the 2005 Equity Incentive Compensation Plan (the “Plan”) to replace the Company’s existing Stock Option Plan that had been in place since 1985. The Company applied for and received an order from the Securities and Exchange Commission (the “SEC”) permitting implementation of the Plan under the Investment Company Act of 1940. The Plan was presented to stockholders for approval at the Company’s Annual Meeting on April 27, 2005, and was overwhelmingly approved by the stockholders. The Plan has a ten-year life (awards can only be made up through April 27, 2015, which is ten years from the Effective Date of April 27, 2005) and, pursuant to the SEC’s order, the Plan has to be submitted to the stockholders for re-approval after five years. The Plan also has to be submitted for stockholder approval every five years to qualify certain awards made under the Plan for the performance-based exception from the $1 million compensation deduction limitation under Section 162(m) of the Internal Revenue Code. Thus, the Plan is being presented for re-approval at the Annual Meeting this year.

Under the Plan, four percent of the Company’s outstanding shares as of March 2005, or approximately 3,413,131 shares, have been made available for grants over the life of the Plan. The types of stock awards and the terms and conditions applicable to the grants are set out in the Plan and are described below. By submitting this proposal, the Board is not seeking to make any changes to the Plan. No additional shares are being authorized for issuance and none of the existing terms and conditions in the Plan are being changed. If the Plan is reapproved, the net result will merely be that the Plan will continue in effect through April 27, 2015.

The full text of the Plan is attached as Exhibit A and is summarized below. The following summary is qualified by reference to the Plan.

Reasons for the Plan and for its Re-Approval

The Board believes that the Plan provides an essential tool for the Company to use to remain competitive and to attract, retain, and incentivize its key employees. Unlike most other investment funds, the Company is internally-managed and does not have an outside investment adviser who manages the portfolio. We rely solely upon our own staff of salaried employees to do all that is required to run the Company, including identifying and analyzing the best investments for the Fund, managing the portfolio, and administering the Fund for our stockholders. We have operated with this management structure for decades. The purpose of the Plan is to aid the Company in securing and retaining key employees of outstanding ability by making it possible to offer them an incentive, in the form of an equity interest in the Company, to join or continue in the service of the Company, and to focus their efforts for its success. In the judgment of the Board of Directors, the granting of equity interests has helped the Company to attract and retain the key employees who make up the Company’s small, dedicated, and highly competent staff of research analysts, portfolio managers and senior administrative executives. Of the 17 persons currently employed by the Company, 10 employees, 8 of whom hold an officer position, are eligible to receive equity incentive grants. In addition, our non-employee directors, currently nine, receive awards under the Plan. See “—Non-Employee Director Awards”.

The awards made under the Plan since April 2005 have been very modest. To date, 216,815 shares of restricted stock have been granted to key employees (using the February 8, 2010 closing price of $9.48, these shares have a market value of $2,055,406) and 36,000 restricted stock units (each unit representing a share) have been granted to the members of the Board of Directors. With the exception of the small awards made in 2005 and initial grants to new employees, all of the restricted stock grants to key employees have a three year vesting period and only vest upon the achievement of specified performance goals. A summary of the grants to Mr. Ober, Mr. Weaver, and Mr. Hooper, and the performance goals currently in effect are set out above on pages 11–12.

Due to their equity interest in the Company from the awards granted to them, the key employees’ interests are more closely attuned to and aligned with your interests. The Board believes that it is in your best interest for it to continue to be able to grant additional equity interests to help the Company continue its efforts to produce the optimal investment returns that you seek.

We remain committed to managing the dilution from our equity incentive compensation plans and enhancing stockholder value. The grants that have been made were made after consideration of their impact upon the stockholders. The expense ratio that we strive to maintain for the Company has not been significantly impacted by grants under the Plan and should not be in the future.

For these reasons, the Board of Directors unanimously recommends that you vote FOR re-approval of the 2005 Equity Incentive Compensation Plan.

Summary of the 2005 Plan

Administration

The Plan is administered by the Compensation Committee of the Board of Directors. The Committee is and will be composed solely of three or more directors who are deemed to be independent under applicable law and regulations and are not currently employees of the Company. The current members of the Committee are Messrs. Emerson, Dale, Escherich, and Lenagh, and Ms. McGahran, each of whom satisfies these criteria.

The Committee has the general responsibility to ensure that the Plan is operated in a manner that serves the best interests of the Company’s stockholders. Prior to making any recommendations to the Board to grant awards, but at least annually, the Committee reviews the potential impact that the grant, exercise or vesting of awards could have on the Company’s earnings and net asset value per share. The Committee also maintains adequate procedures and records relating to that review.

Eligible Participants

The Committee recommends to the Board, and the Board has full and final authority to approve, the Company’s directors, officers, and employees and any eligible subsidiary’s officers and employees selected to receive awards under the Plan and the awards that are to be granted to them. The people who receive grants under the Plan are referred to in this Proxy Statement individually as a “Participant” and collectively as “Participants”. Currently, 10 officers and employees are eligible to participate in the Plan. Since it is within the discretion of the Committee and the Board to determine which employees will receive grants under the 2005 Plan and the type and amount thereof, these matters cannot be specified at present. In addition, under the Plan, all non-employee directors of the Company are eligible to participate and receive awards as described below under “—Non-Employee Director Awards”.

Available Shares

The Company has reserved and made available for use as awards 3,413,131 shares of the Company’s Common Stock. As of February 8, 2010, 3,190,833 shares remain available for use as awards. The Committee may make adjustments under the Plan when certain corporate transactions occur. For example, if the Company declares a dividend or distribution or announces a reorganization or merger, the Committee may adjust any or all of:

•	the aggregate number of shares of Company stock subject to the Plan;

•	the number and kind of shares that may be delivered in connection with the awards;

•	the number and kind of shares by which annual per-person award limitations are measured;

•	the number and kind of shares subject to or deliverable in respect of outstanding awards; and

•	the exercise price or grant price relating to any award.

Under the Plan no single Participant may be granted awards relating to more than 35% of the shares of the Company’s Common Stock reserved for issuance under the Plan. In addition, the Plan limits the total number of shares that may be awarded to any single Participant in any 36-month period in connection with all types of awards to 300,000 shares of Company stock. Furthermore, and subject to the 300,000 share restriction mentioned above, no Participant may be granted awards relating to more than (i) 300,000 shares of stock in respect of options, (ii) 300,000 shares of stock in respect of stock appreciation rights, (iii) 300,000 shares of stock in respect of restricted stock, (iv) 300,000 shares of stock in respect of restricted stock units and (v) 300,000 shares of stock in respect of deferred stock units. Grants to non-employee directors are limited to those described below. See “—Non-Employee Director Awards”.

On February 8, 2010, the market value of Common Stock of the Company as quoted on the New York Stock Exchange—Composite Transactions was $828,527,266.

Awards

The Plan permits the Committee, subject to approval by the Board, to grant the following types of awards:

•	restricted stock;

•	restricted stock units;

•	deferred stock units;

•	non-qualified stock options; and

•	stock appreciation rights (including freestanding and tandem stock appreciation rights).

In addition, the Plan permits dividend equivalents to be awarded in connection with any award under the Plan while the awards are outstanding or otherwise subject to a restriction. The Plan permits the Committee to prescribe in an award agreement any other terms and conditions of that award. As described below, the Committee may designate any award under the Plan as a performance award subject to performance conditions. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Internal Revenue Code Section 162(m) (“Code Section 162(m)”).

The awards are described more fully below. Grants to non-employee directors are limited to those described below. See “—Non-Employee Director Awards”.

Stock Options. A stock option is the right to purchase one share of stock at a time in the future at a predetermined price (the “exercise price”). Stock options may be granted to Participants, provided that the per share exercise price of each option is not less than the fair market value of a share of the

Company’s Common Stock on the date of the grant. The Committee will determine the circumstances under which a Participant may exercise a stock option in whole or in part, the methods by which the Participant may pay the exercise price, the form of payment (which may include cash or stock), and the methods by or forms in which the Company will deliver shares of its Common Stock or deem to deliver shares of its Common Stock to Participants.

Unless otherwise determined by the Committee, options will become exercisable after the first anniversary of the date of grant, subject to the Participant’s continued employment or service with the Company. Stock options issued under the Plan will expire ten years from the date of grant. In addition, if and to the extent provided for in the applicable award agreement, the option price per share may be reduced after grant of the option to reflect capital gains distributions to the Company’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the option price below zero.

Unless otherwise determined by the Committee, if (i) a Participant’s employment with the Company terminates by reason of death or disability, all of the Participant’s options will be exercisable for one year or until the expiration date set forth in the applicable award agreement if earlier; (ii) a Participant’s employment with the Company terminates by reason of retirement (and, except as otherwise determined by the Committee, the Participant executes a non-competition, non-solicitation, non-disclosure and non-disparagement agreement in a form satisfactory to the Company), the Participant’s vested options will be exercisable for three years or until the expiration date set forth in the applicable award agreement if earlier; (iii) the Company terminates the Participant’s employment without cause, the Participant voluntarily resigns or, in the case of a Participant principally employed by a subsidiary of the Company, the subsidiary is divested and as a result thereof the Participant is no longer employed by the Company or another subsidiary of the Company, the Participant’s vested options will be exercisable for three months or until the expiration date set forth in the applicable award agreement if earlier; or (iv) a Participant’s employment with the Company terminates for any other reason (including termination for cause), the Participant’s options will terminate and cease to be exercisable immediately.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may also be granted to Participants. A SAR is the right to receive, upon exercise, an amount equal to (i) the fair market value of one share of the Company’s Common Stock on the date of exercise minus (ii) the SAR’s grant price. The Committee will determine at the date of grant or thereafter, the circumstances under which a Participant may exercise a SAR in whole or in part, the method of exercise, the method and form of settlement, the method by or forms in which the Company’s Common Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR is granted as a tandem award (which is an award that is combined with another award, usually to provide an alternative form of compensation of comparable economic value), and any other terms and conditions of any SAR.

Unless otherwise determined by the Committee, SARs will become exercisable after the second anniversary of the date of grant, subject to the Participant’s continued employment or service with the Company. SARs issued under the Plan will expire ten years from the date of the grant and, unless otherwise determined by the Committee, will be subject to substantially the same termination provisions as for options described above. In addition, if and to the extent provided for in the applicable award agreement, the grant price of a SAR may be reduced after grant of the SAR to reflect capital gains distributions to the Company’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the grant price of the SAR below zero. The Plan treats the grant of a SAR the same as an issuance of a share of stock for purposes of determining the number of shares available for use under the Plan as long as that SAR is outstanding.

When a SAR is settled, the Company will reduce the number of shares available under the Plan by an amount equal to the value of the award paid to the Participant.

Restricted Stock. The Plan permits shares of the Company’s Common Stock to be granted to Participants as restricted stock and, in fact, to date, all of the grants made to key employees under the Plan have been in the form of restricted stock. Restricted stock is stock that is subject to restrictions on transferability, risk of forfeiture and/or other restrictions. A Participant who receives restricted stock has all the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends, unless the Participant is limited by the terms of the Plan or any award agreement relating to the restricted stock. During the period of restriction, the Participant may not sell, transfer, pledge, hypothecate, margin, or otherwise encumber the restricted stock.

Unless otherwise determined by the Committee, restrictions on restricted stock will lapse in three equal installments after each of the first, second and third anniversaries of the date of grant, subject to the Participant’s continued employment or service with the Company. To date, all of the restricted stock grants made to key employees, with the exception of the ones made in 2005 and initial grants made to new employees, vest after three years from the date of grant. Except as the Committee otherwise determines, effective immediately after termination of a Participant’s employment or service during the applicable restriction period, restricted stock that is at that time subject to restrictions will be forfeited and reacquired by the Company, provided that the Committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of restricted stock.

Restricted Stock Units. The Plan permits restricted stock units to be granted to Participants. Restricted stock units represent rights to receive stock and are subject to certain restrictions and a risk of forfeiture. Except as the Committee otherwise determines and except with respect to restricted stock units granted to non-employee directors as described below, restrictions on restricted stock units will lapse and stock in respect of the Participant’s restricted stock units will be delivered to the Participant in three equal installments after the first, second and third anniversaries of the date of grant, subject to the Participant’s continued employment or service with the Company. Except as the Committee determines otherwise, effective immediately after termination of a Participant’s employment or service during the applicable restriction period, restricted stock units that are at that time subject to restrictions will be forfeited and reacquired by the Company, provided that the Committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted stock units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of restricted stock units.

Deferred Stock Units. The Plan authorizes deferred stock units to be granted to Participants. A deferred stock unit is the right to receive stock, cash, or a combination of stock and cash at the end of a time period specified by the Committee. Deferred stock units may or may not be subject to restrictions (which may include a risk of forfeiture), which restrictions will lapse at the expiration of the specified deferral period or at earlier times, as determined by the Committee. Except as the Committee otherwise determines, effective immediately after termination of a Participant’s employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply, all deferred stock units that are at that time subject to deferral (other than a deferral at the election of a Participant) will be forfeited, provided that the Committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to deferred stock units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of deferred stock units.

Dividend Equivalents. Under the Plan and if and to the extent provided for in the applicable award agreement, recipients of options, SARs, restricted stock units and deferred stock units are entitled to receive dividend equivalents in respect of such awards or any portion thereof as specified in the applicable award agreement equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of common stock. Any such dividend equivalents are paid in shares of the Company’s Common Stock, cash or a combination thereof as and when provided for in the applicable award agreement.

Performance Awards. The Plan permits the Committee to make any award under the Plan subject to performance conditions. The Company may pay performance awards in cash or shares of the Company’s Common Stock. The grant, exercise and/or settlement of performance awards will be contingent upon the achievement of pre-established performance goals, unless the Committee determines that a performance award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). (Code Section 162(m) provides that compensation in excess of $1 million to certain officers of a public company is not deductible for income tax purposes unless it qualifies as “performance-based compensation”.) The Committee will establish a targeted level or levels of performance measured by one or more of the following business criteria: (1) earnings per share; (2) revenues, increase in revenues, the excess of all or a portion of revenues over operating expenses (excluding expenses determined by the Committee at the time performance goals are established); (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income, pretax earnings, pretax earnings before interest, depreciation, amortization and/or incentive compensation, pretax operating earnings, operating earnings; (9) total stockholder return; (10) performance of managed funds; (11) increase in market share or assets under management; (12) reduction in costs; (13) increase in the fair market value of the Company’s Common Stock; and (14) any of the above goals as compared to the performance of the Standard & Poor’s 500 Stock Index or any other published index deemed applicable by the Committee.

These performance goals are objective and seek to meet the requirements of Code Section 162(m). The Committee measures whether a Participant has achieved a performance goal over a performance period of up to ten years for a performance award. The Committee may reduce the amount paid to a Participant in connection with a performance award, but may not increase the amount unless the Committee determines at the time of grant that the award was not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m).

Non-Employee Director Awards

Immediately following each annual meeting of stockholders, each non-employee director who is elected a director at, or who was previously elected and continues as a director after, that annual meeting receives an award of 750 restricted stock units of the Company. In addition, at the effective date of any non-employee director’s initial election to the Board, the non-employee director will be granted 750 restricted stock units of the Company. Non-employee directors also receive dividend equivalents in respect of such restricted stock units equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. The restricted stock units and related dividend equivalents vest (and become non-forfeitable) and are paid (in the form of shares of Common Stock) one year from the date of grant. In addition, nonemployee directors may elect each year, not later than December 31 of the year preceding the year as to which the annual grant of restricted stock units is to be applicable, to defer to a fixed date or pursuant to a specified schedule payment of all or any portion of the annual grant of restricted stock units. Any modification of the deferral election may be made only upon satisfaction of any conditions that the Committee may impose.

Under the Plan, non-employee directors may also elect each year, not later than December 31 of the year preceding the year as to which deferral of fees is to be applicable, to defer to a fixed date or pursuant to a specified schedule all or any portion of the cash retainer to be paid for Board or other service related to Board activities in the following calendar year through the issuance of deferred stock units, valued at the fair market value of the Company’s Common Stock on the date when each payment of such retainer amount would otherwise be made in cash. Any modification to the deferral election may be made only upon satisfaction of any conditions that the Committee may impose.

Operation of the Plan

Under the Plan, the Committee recommends to the Board the persons eligible to become Participants under the Plan; the grants of awards (except for non-employee director awards), which may be either alone or in addition to, in tandem with, or in substitution or exchange for any other award or any award granted under another plan of the Company or its existing or future subsidiaries or any other right of a Participant to receive payment from the Company or any Company subsidiary; and the type, number and other terms and conditions of such awards. This flexibility provides the Committee with the ability to recommend alternative forms of compensation with comparable economic values. If the Committee recommends an award in substitution or exchange for another award, the Committee will require the Participant to surrender the other award for the new award.

Generally, Participants may not transfer awards to other persons except to a beneficiary upon a Participant’s death or by will or the laws of descent and distribution. In addition, awards may be transferred pursuant to a qualified domestic relations order. A Participant generally must exercise each award during the Participant’s lifetime, except that awards and other rights may be transferred to one or more beneficiaries or other transferees during the lifetime of the Participant to facilitate estate planning.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to recommend grants of awards under the Plan without the consent of stockholders or Participants. However, any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders if federal or state law or regulation, including the rules of the New York Stock Exchange, requires such approval. Neither the Board nor the Committee may take any action that would materially and adversely affect the rights of a Participant under any previously granted or outstanding award without the Participant’s consent.

Plan Effective Date and Stockholder Approval

The Plan was approved by the stockholders in 2005. The Board reviews the 2005 Plan no less frequently than annually. Unless terminated or amended before 2015, no awards under the Plan may be granted after April 27, 2015.

Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of awards under the Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Non-Qualified Stock Options. The grant of a non-qualified stock option does not result in any immediate tax consequences to the Company or the optionee. Upon the exercise of a non-qualified stock option, the optionee will recognize taxable ordinary income, and the Company is entitled to a deduction, equal to the difference between the option price and the fair market value of the shares acquired at the time of exercise.

Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR does not result in any immediate tax consequences to the Company or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any Shares received constitutes taxable ordinary income to the grantee. The Company is entitled to a deduction in the same amount and at the same time, subject to the limitations of Code Section 162(m).

Restricted Stock. An employee normally does not recognize taxable income upon an award of restricted stock, and the Company is not entitled to a deduction, until the termination of the restrictions. Upon such termination, the employee recognizes taxable ordinary income in an amount equal to the fair market value of the shares at that time, plus the amount of the dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to recognize taxable ordinary income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. The Company is entitled to a deduction in the same amount and at the same time as the employee realizes income, subject to the limitations of Code Section 162(m).

Restricted Stock Units. The grant of a restricted stock unit does not result in any immediate tax consequences to the grantee or the Company. Upon payment or settlement of a restricted stock unit award or payment of any dividend equivalents, the grantee recognizes taxable ordinary income, and the Company is entitled to a deduction, equal to the fair market value of the shares, cash or the dividend equivalents on the date received, subject to the limitations of Code Section 162(m).

Deferred Stock Units. The grant of a deferred stock unit does not result in any immediate tax consequences to the grantee or the Company. Upon payment or settlement of a deferred stock unit award or payment of any dividend equivalents, the grantee recognizes taxable ordinary income, and the Company is entitled to a deduction, equal to the fair market value of the shares, cash or the dividend equivalents on the date received, subject to the limitations of Code Section 162(m).

Payouts of Performance Awards. The designation of an award as a performance award will not change the tax treatment described above to an employee who receives such an award. Such a designation will, however, enable such award to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Code Section 162(m).

Under certain circumstances, for awards which are subject to and do not meet the requirements of Section 409A of the Internal Revenue Code, an optionee or grantee may be treated as receiving taxable ordinary income in advance of the time periods described above and be subject to additional taxes, including an interest charge and an additional 20% tax charge.

Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the average of the high and low sale prices of the shares as reported in the New York Stock Exchange—Composite Transactions on the date of determination. Under the Plan, the amount of withholding to be paid in respect of non-qualified options exercised through the cashless method in which all shares are sold immediately after exercise will be determined by reference to the price at which the shares are sold.

The Board of Directors unanimously recommends that you vote FOR Proposal 3 thereby reapproving the adoption of the 2005 Equity Incentive Compensation Plan.

(4) OTHER MATTERS AND ANNUAL REPORT

As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

The Annual Report of the Company for the year ended December 31, 2009, including financial statements, is being mailed to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 23, 2010. A copy of the Company’s Annual Report will be furnished to stockholders, without charge, upon request. You may request a copy by contacting Lawrence L. Hooper, Jr., Vice President, General Counsel and Secretary, at Seven St. Paul Street, Suite 1140, Baltimore, MD 21202, by telephoning Mr. Hooper at (800) 638-2479, or by sending Mr. Hooper an e-mail message at contact@adamsexpress.com.

The Company has retained The Altman Group Inc. (“Altman”) to assist in the solicitation of proxies. The Company will pay Altman a fee for its services not to exceed $4,000 and will reimburse Altman for its expenses, which the Company estimates should not exceed $2,500.

Stockholder Proposals or Nominations for 2011 Annual Meeting

Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2011 Annual Meeting must be received at the office of the Company, Seven St. Paul Street, Baltimore, MD 21202, no later than October 15, 2010.

In addition, for stockholder proposals or director nominations that a stockholder seeks to bring before the 2011 Annual Meeting but does not seek to have included in the Company’s proxy statement and form of proxy for that meeting, the following requirements apply. Pursuant to the Company’s By-laws, in order for stockholder proposals or nominations of persons for election to the Board of Directors to be properly brought before the 2011 Annual Meeting, any such stockholder proposal or nomination (including in the case of a nomination, the information required by the Company’s advance notice By-laws provisions) must be received at the office of the Company no earlier than September 15, 2010 and no later than October 15, 2010. The Company’s advance notice By-law requirements are separate from, and in addition to, the Securities and Exchange Commission’s requirements (including the timing requirements described in the preceding paragraph) that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. Should the Company determine to allow a stockholder proposal that is received by the Company after October 15, 2010 to be presented at the 2011 Annual Meeting nevertheless, the persons named as proxies in the form accompanying the proxy statement for such meeting will have discretionary voting authority with respect to such stockholder proposal.

Exhibit A

THE ADAMS EXPRESS COMPANY

2005 EQUITY INCENTIVE COMPENSATION PLAN

1.	Purpose.

The purpose of this 2005 Equity Incentive Compensation Plan (the “Plan”) is to assist The Adams Express Company (the “Company”) in attracting, retaining, motivating and rewarding high-quality executives, employees and non-employee directors who provide services to the Company and/or its Subsidiaries (as defined below), enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and stockholders of the Company. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986 to the extent deemed appropriate by the Compensation Committee (or any successor committee) of the Board of Directors of the Company.

2.	Definitions.

As used in the Plan, the following words shall have the following meanings:

(a)	“Award” means any award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Deferred Stock Units granted to an Eligible Person pursuant to the provisions of the Plan;

(b)	“Award Agreement” means the written agreement evidencing an Award under the Plan;

(c)	“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule;

(d)	“Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate;

(e)	“Board of Directors” means the Board of Directors of the Company;

(f)	“Change in Control” means any of the following:

(i)

any one person or more than one person acting as a group acquires ownership of shares of the Company that, together with the shares of the Company held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the shares of the Company; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50% of the total fair market value or total voting power of the shares of the Company, the acquisition of additional shares by the same person or persons shall not constitute a Change in Control under clause (i) or (ii) of this Section 2(f). An increase in the percentage of shares of the Company owned by any one person or persons acting as a group as a result of a transaction in which the Company acquires its own shares in exchange for property will be treated as an acquisition of shares of the Company by such person or persons for purposes of this Section 2(f)(i). This Section 2(f)(i) applies only when there is a transfer of shares of the Company (or issuance of shares of the Company) and shares in the Company remain outstanding after the transaction;

(ii)	any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, ownership of shares of the Company having 35% or more of the total voting power of the shares of the Company; provided, however, that if any one person or more than one person acting as a group so acquires 35% or more of the total voting power of the shares of the Company, the acquisition of additional control of the Company by the same person or persons shall not constitute a Change in Control;

(iii)	a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of such appointment or election; or

(iv)	any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that a transfer of assets by the Company shall not be treated as a Change in Control if the assets are transferred to (A) a stockholder of the Company immediately before the asset transfer in exchange for or with respect to shares of the Company, (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a person or more than one person acting as a group that owns, directly or indirectly, shares of the Company having 50% or more of the total fair market value or total voting power of the Company or (D) an entity, at least 50% of the total value or voting power of which is owned by a person or persons described in clause (B) above; and provided, further, that for purposes of clauses (A), (B), (C) and (D) above, a person’s status is determined immediately after the transfer of the assets. For purposes of this Section 2(f)(iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

It is the intent of the Company that the definition of “Change in Control” satisfies, and be interpreted in a manner that satisfies, the applicable requirements of Code Section 409A. If the definition of “Change in Control” would otherwise frustrate or conflict with the intent expressed above, that definition to the extent possible shall be interpreted and deemed amended so as to avoid such conflict.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto;

(h)	“Committee” means the Compensation Committee of the Board of Directors, or such other committee of three or more Non-Employee Directors designated by the Board of Directors to administer the Plan; provided, however, that the Committee shall consist solely of three or more directors, each of whom shall not be an “interested person” of the Company within the meaning of the Investment Company Act and shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” as defined under Code Section 162(m) unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Code Section 162(m);

(i)	“Common Stock” means common stock, par value $1.00 per share, of the Company and such other securities as may be substituted (or resubstituted) for Common Stock pursuant to Section 10(c) hereof;

(j)	“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(d) of the Plan;

(k)	“Deferred Stock Unit” means a right, granted to an Eligible Person under Section 6(f) or Section 9(b) hereof, to receive Common Stock, cash or a combination thereof at the end of a specified deferral period;

(l)	“Disabled” means, unless otherwise determined by the Committee and set forth in an award agreement, (i) being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a period of not less than 12 months;

(m)	“Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record, which, in the discretion of the Committee, may be awarded in connection with any Award under the Plan while such Award is outstanding or otherwise subject to a restriction period on a like number of shares of Common Stock under such Award;

(n)	“Effective Date” means the date on which the Company’s stockholders approve the adoption of the Plan;

(o)

“Eligible Persons” means (i) any person, including officers and directors, in the regular employment of the Company and/or any Subsidiary on a full-time basis or of both the Company (and/or any Subsidiary thereof) and Petroleum (and/or any subsidiary thereof) on a combined full-time basis who, in the opinion of the Committee, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Company, provided that an employee of a Subsidiary shall not be deemed an Eligible Person unless such employee performs management, administrative or advisory services for the

Company and (ii) for purposes of Awards made pursuant to Section 9 hereof, any Non-Employee Director of the Company;

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto;

(q)	“Fair Market Value” means the mean of the high and low sale prices of Common Stock as reported on the New York Stock Exchange—Composite Transactions (or such other national securities exchange or automated inter-dealer quotation system on which the Common Stock has been duly listed and approved for quotation and trading) on the relevant date, or if no sale of the Common Stock is reported for such date, the next preceding day for which there is a reported sale;

(r)	“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, including rules thereunder and successor provisions and rules thereto;

(s)	“Non-Employee Director” means a director of the Company who is not, at the time an Award is to be granted under the Plan, an employee of the Company or any of its Subsidiaries;

(t)	“Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Common Stock at a specified price during specified time periods;

(u)	“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person;

(v)	“Performance Award” means an Award granted to an Eligible Person which is conditioned upon satisfaction, during a period in excess of one year but in no event more than ten years, of performance criteria established by the Committee;

(w)	“Petroleum” means Petroleum & Resources Corporation;

(x)	“Restricted Stock” means Common Stock granted to an Eligible Person under Section 6(d) hereof that is subject to certain restrictions and to a risk of forfeiture;

(y)	“Restricted Stock Unit” means a right to receive Common Stock granted to an Eligible Person under Section 6(e) or Section 9(a) hereof that is subject to certain restrictions and to a risk of forfeiture;

(z)	“Retirement” means (i) with respect to an employee of the Company (and/or a Subsidiary), termination of employment by retirement on or after attaining (A) age 65, (B) age 62 after having completed at least three years of service with the Company (and/or a Subsidiary) and Petroleum (and/or a subsidiary thereof) or (C) age 55 after having completed at least ten years of service with the Company and Petroleum and (ii) with respect to a Non-Employee Director of the Company, termination of service as a director by reason of retirement in accordance with the Company’s retirement policy for Non-Employee Directors contained in the Company’s By-Laws;

(aa)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act;

(bb)	“Stock Appreciation Right” means a right granted to an Eligible Person under Section 6(c) hereof; and

(cc)	“Subsidiary” means (i) any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any corporation or other entity in which the Company has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.

3.	Administration of the Plan.

(a)	Authority of the Committee and the Board of Directors. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee. The Committee shall recommend to the Board of Directors, and the Board of Directors shall have full and final authority to approve, in each case subject to and consistent with the provisions of the Plan, Eligible Persons selected to become Participants, grants of Awards, the type, number and other terms and conditions of, and all other matters relating to, Awards, and the terms of Award Agreements (which need not be identical for each Participant). The Committee shall have full and final authority to prescribe rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein and make all other decisions and determinations as the Company may deem necessary or advisable for the administration of the Plan.

(b)	Manner of Exercise of Committee Authority. Any action of the Committee (subject to approval of the Board of Directors if applicable) shall be final, conclusive and binding on all persons, including the Company, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may appoint agents to assist it in administering the Plan.

(c)	Limitation of Liability. The Board of Directors, the Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any officer or employee of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Board of Directors and of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Board of Directors or the Committee shall not be personally liable for any action or determination taken or made, or not taken or made, in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	Stock Subject to Plan.

(a)	Overall Number of Shares of Common Stock Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Common Stock reserved and available for delivery in connection with Awards under the Plan (other than any shares of Common Stock issued in payment of Dividend Equivalents) shall be [insert number equal to 4% of the number of outstanding shares of Common Stock as of the Effective Date]. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)	Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Common Stock to be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available for grant under the Plan. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)	Availability of Shares Not Delivered under Awards. Shares of Common Stock subject to an Award under the Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, plus (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to any Award and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, any shares of Common Stock subject to an Option (or part thereof) that is canceled upon exercise of a Stock Appreciation Right shall be treated as if the Option itself were exercised and such shares shall no longer be available for Awards under the Plan.

5.	Eligibility; Award Limitations.

(a)	Awards may be granted by the Board of Directors under the Plan only to Eligible Persons.

(b)

Subject to the maximum number of shares of Common Stock available for Awards under the Plan, in any thirty-six month period during which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than (i) 300,000 shares of Common Stock under Section 6(b) in respect of Options, (ii) 300,000 shares of Common Stock under Section 6(c) in respect of Stock Appreciation Rights, (iii) 300,000 shares of Common Stock under Section 6(d) in respect of Restricted Stock, (iv) 300,000 shares of Common Stock under Section 6(e) in respect of Restricted Stock Units and (v) 300,000 shares of Common Stock under Section 6(f) in respect of Deferred Stock Units. In addition, in no event may the total number of shares of Common Stock with respect to which all types of Awards may be granted to an Eligible Person exceed 300,000 shares of Common Stock within any thirty-six month period during which the Plan is in effect. No Eligible Person may be granted Awards relating, in the aggregate, to more than 35% of the shares of Common Stock initially available for delivery, as adjusted in accordance with Section 10(c), in connection with Awards. The limitations set forth in this Section 5(b) are subject to adjustment as provided in Section 10(c).

6.	Specific Terms of Awards.

(a)	General. Subject to the requirements of Section 3(a), Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant in an Award Agreement or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding the treatment of Awards in the event of termination of employment or service on the Board of Directors by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Maryland General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b)	Options. Options may be granted to Eligible Persons on the following terms and conditions:

(i)	Exercise Price. The exercise price per share of Common Stock purchasable under an Option shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of such Option except as provided under Section 7(a) hereof. If and to the extent provided for in the applicable Award Agreement, the Option price per share may be reduced after grant of the Option to reflect capital gains distributions to the Company’s stockholders; provided that no such reduction shall be made which will reduce the Option price below zero.

(ii)	Time and Method of Exercise. The Committee shall determine at the date of grant in an Award Agreement or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash or Common Stock, and the methods by or forms in which Common Stock will be delivered or deemed to be delivered to Participants. Except as otherwise determined by the Committee and set forth in an Award Agreement, and subject to Sections 6(b)(iii) and 10(d), an Option shall become exercisable after the first anniversary of the date of grant, subject to the Participant’s continued employment or service with the Company.

(iii)	Termination. Except as otherwise determined by the Committee and set forth in an Award Agreement, and subject to Section 10(d), if (w) a Participant’s employment with the Company terminates by reason of death or becoming Disabled, all of the Participant’s Options shall be exercisable within the period beginning on the date the Participant’s employment terminated (even if such date occurs before the Participant has become entitled to exercise all or any part of his or her Options) and ending one year thereafter or the expiration date set forth in the applicable Award Agreements if earlier; (x) a Participant’s employment with the Company terminates by reason of Retirement (and, except as otherwise determined by the Committee, the Participant executes a non-competition, non-solicitation, non-disclosure and non-disparagement agreement in a form satisfactory to the Company), the Participant’s Options shall be exercisable within the period beginning on the date the Participant would otherwise have become entitled to exercise the part of his or her Options so exercised and ending on the third anniversary of the Participant’s Retirement date or the expiration date set forth in the applicable Award Agreements if earlier; (y) the Company terminates the Participant’s employment with the Company without cause, the Participant voluntarily resigns or, in the case of a Participant principally employed by a Subsidiary, the Subsidiary is divested and as a result thereof the Participant is no longer employed by the Company (and/or another Subsidiary), the Participant’s Options shall be exercisable within the period beginning on the date the Participant’s employment terminated and ending three months thereafter or the expiration date set forth in the applicable Award Agreements if earlier, but only to the extent the Options were exercisable on the date the Participant’s employment terminated, and all of the Participant’s other Options shall terminate and cease to be exercisable immediately; or (z) a Participant’s employment with the Company terminates for any other reason (including termination for cause), the Participant’s Options shall terminate and cease to be exercisable immediately.

(iv)	Dividend Equivalents. If and to the extent provided for in the applicable Award Agreement, a recipient of Options may be entitled to receive Dividend Equivalents in respect of such Options or any portion thereof as specified in the applicable Award Agreement equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. Any such Dividend Equivalents shall be paid in shares of Common Stock, cash or a combination thereof, with or without interest, as and when provided for in the applicable Award Agreement.

(c)	Stock Appreciation Rights. Stock Appreciation Rights may be granted to Eligible Persons on the following terms and conditions:

(i)

Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive consideration (the form of which will be determined pursuant to Section 6(c)(ii) below), upon exercise thereof, equal to the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the grant price of the Stock Appreciation Right (which shall not be less than the Fair Market Value of a share of Common Stock on the date of grant). Stock Appreciation Rights may be either freestanding or in tandem with other Awards. If and to the extent provided for in the applicable Award Agreement, the grant price of a Stock Appreciation Right may be reduced after grant of the Stock Appreciation Right to reflect capital gains distributions to the Company’s stockholders; provided that no such reduction shall be made which will reduce the grant price of the Stock Appreciation Right below zero.

(ii)	Time and Method of Exercise. (A) The Committee shall determine at the date of grant in an Award Agreement or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by or forms in which Common Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award and any other terms and conditions of any Stock Appreciation Right. Except as otherwise determined by the Committee and set forth in an Award Agreement, and subject to Sections 6(c)(iii) and 10(d), a Stock Appreciation Right shall become exercisable after the second anniversary of the date of grant, subject to the Participant’s continued employment or service with the Company.

(B)	To the extent that any Stock Appreciation Right that shall have become exercisable shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which it is exercisable, provided that any conditions or limitations (including limitations set forth in Section 6(c)(iii)) on its exercise (other than (x) notice of exercise and (y) exercise or election to exercise during the exercise period prescribed in Section 6(c)(ii)(A)) are satisfied and the Stock Appreciation Right shall then have value. Such exercise shall be deemed to specify that, subject to determination by the Committee as provided in Section 6(c)(ii)(A), the holder elects to receive cash and that such exercise of a Stock Appreciation Right shall be effective as of the time of the exercise.

(iii)	Termination. Except as otherwise determined by the Committee and set forth in an Award Agreement, and subject to Section 10(d), termination of employment or service with the Company shall have the same effect on Stock Appreciation Rights as does termination on Options as set forth in Section 6(b)(iii).

(iv)	Dividend Equivalents. If and to the extent provided for in the applicable Award Agreement, a recipient of Stock Appreciation Rights may be entitled to receive Dividend Equivalents in respect of such Stock Appreciation Rights or any portion thereof as specified in the applicable Award Agreement equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. Any such Dividend Equivalents shall be paid in shares of Common Stock, cash or a combination thereof, with or without interest, as and when provided for in the applicable Award Agreement.

(d)	Restricted Stock. Restricted Stock may be granted to Eligible Persons on the following terms and conditions:

(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant in an Award Agreement or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant. Except as otherwise determined by the Committee and set forth in an Award Agreement, and subject to Sections 6(d)(ii) and 10(d), restrictions on Restricted Stock will lapse in three equal installments after each of the first, second and third anniversaries of the date of grant, subject to the Participant’s continued employment or service with the Company.

(ii)	Forfeiture. Except as otherwise determined by the Committee, effective immediately after termination of employment or service with the Company during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)

Dividends, Capital Gains Distributions and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends or capital gains distributions paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock. Except as otherwise determined by the Committee, Common Stock distributed in connection with a stock split, stock dividend or capital gains distribution, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed.

(e)	Restricted Stock Units. Restricted Stock Units may be granted to Eligible Persons on the following terms and conditions:

(i)	Grant and Restrictions. Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except as otherwise determined by the Committee and set forth in an Award Agreement or as provided in Section 9(a), and subject to Sections 6(e)(ii) and 10(d), the restrictions on Restricted Stock Units will lapse and Common Stock in respect of the Participant’s Restricted Stock Units shall be delivered to the Participant in three equal installments after each of the first, second and third anniversaries of the date of grant, subject to the Participant’s continued employment or service with the Company.

(ii)	Forfeiture. Except as otherwise determined by the Committee, effective immediately after termination of employment or service with the Company during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(iii)	Dividend Equivalents. If and to the extent provided for in the applicable Award Agreement, a recipient of Restricted Stock Units may be entitled to receive Dividend Equivalents in respect of such Restricted Stock Units or any portion thereof as specified in the applicable Award Agreement equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. Any such Dividend Equivalents shall be paid in shares of Common Stock, cash or a combination thereof, with or without interest, as and when provided for in the applicable Award Agreement.

(f)	Deferred Stock Units. Deferred Stock Units may be granted to Eligible Persons on the following terms and conditions:

(i)

Grant and Restrictions. Satisfaction of an Award of Deferred Stock Units shall occur upon expiration of the deferral period specified for such Deferred Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

Deferred Stock Units may be satisfied by delivery of Common Stock, cash equal to the Fair Market Value of the specified number of shares of Common Stock covered by the Deferred Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)	Forfeiture. Except as otherwise determined by the Committee, effective immediately after termination of employment or service with the Company during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Unit), all Deferred Stock Units that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock Units.

(iii)	Dividend Equivalents. If and to the extent provided for in the applicable Award Agreement, a recipient of Deferred Stock Units may be entitled to receive Dividend Equivalents in respect of such Deferred Stock Units or any portion thereof as specified in the applicable Award Agreement equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. Any such Dividend Equivalents shall be paid in shares of Common Stock, cash or a combination thereof, with or without interest, as and when provided for in the applicable Award Agreement.

7.	Certain Provisions Applicable to Awards.

(a)	Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.

(b)	Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years after the date of grant.

(c)

Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash or Common Stock, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events. Installment or deferred payments may be required by the Committee to the extent necessary to qualify payments for deductibility under Code Section 162(m), or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of other amounts in respect of installment or deferred payments denominated in Common Stock. Any payments mandatorily deferred by the Committee to qualify such payments for deductibility under Code Section 162(m) shall include a reasonable rate of interest. Notwithstanding any other provision of the Plan to the contrary, no deferral will be permitted under the Plan if it will result in the Plan becoming an “employee pension benefit plan” under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

(d)	Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

8.	Performance Awards.

(a)	Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions; provided, however, that all Performance Awards shall comply with the requirements of Section 8(b) hereof unless the Committee specifically determines at the time of grant that such Award is not intended to qualify as “performance-based compensation” under Code Section 162(m).

(b)	Performance Awards Granted to Designated Covered Employees. Unless the Committee determines that a Performance Award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).

(i)

Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business Criteria. Consistent with the requirements of Code Section 162(m) and regulations thereunder, one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues, increase in revenues, the excess of all or a portion of revenues over operating expenses (excluding expenses determined by the Committee at the time performance goals are established); (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income, pretax earnings, pretax earnings before interest, depreciation, amortization and/or incentive compensation, pretax operating earnings, operating earnings; (9) total stockholder return; (10) performance of managed funds; (11) increase in market share or assets under management; (12) reduction in costs; (13) increase in the Fair Market Value of Common Stock; and (14) any of the above goals as compared to the performance of the Standard & Poor’s 500 Stock Index or any other published index deemed applicable by the Committee.

(iii)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv)	Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash or Common Stock, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)	Written Determinations. All determinations made by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b) shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). No Performance Award intended to qualify under Code Section 162(m) shall be paid until the Committee has certified in writing that the applicable performance goals have been achieved. The Committee may not delegate any responsibility relating to such Performance Awards.

(d)	Status of Section 8(b) Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 8(b) hereof granted to persons who are likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c) and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean any Eligible Person who receives a Performance Award unless the Committee determines, at the time of grant, that such Award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.	Awards to Non-Employee Directors.

(a)

Immediately following each Annual Meeting of Stockholders, each Non-Employee Director who is elected a director at, or who was previously elected and continues as a director after, that Annual Meeting shall receive an award of 750 Restricted Stock Units, subject to adjustment as provided in Section 10(c). At the effective date of any Non-Employee Director’s initial election to the Board of Directors, such Non-Employee Director shall be granted 750 Restricted Stock Units, subject to adjustment as provided in Section 10(c). Such Restricted Stock Units shall be the same as and subject to the same provisions as are applicable to Restricted Stock Units that may be awarded pursuant to Section 6(e). Non-Employee Directors shall also receive Dividend Equivalents in respect of such Restricted Stock Units equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. The Restricted Stock Units and related Dividend Equivalents will vest and be paid (in the form of shares of Common Stock) one year from the date of grant. In addition, Non-Employee Directors may elect each year, not later than December 31 of the year preceding the year as to which the annual grant of Restricted Stock Units is to be applicable, to defer to a fixed date or pursuant to a specified schedule payment of all or any portion of the annual grant of Restricted Stock Units. Any modification of the deferral election may be made only upon satisfaction of any conditions that the Committee may impose.

(b)	In addition, each Non-Employee Director may elect each year, not later than December 31 of the year preceding the year as to which deferral of fees is to be applicable, to defer to a fixed date or pursuant to a specified schedule all or any portion of the cash retainer to be paid for Board or other service related to Board activities in the following calendar year through the issuance of Deferred Stock Units, valued at the Fair Market Value of the Common Stock on the date when each payment of such retainer amount would otherwise be made in cash. Any modification of the deferral election may be made only upon satisfaction of any conditions that the Committee may impose. Such Deferred Stock Units shall be the same as and subject to the same provisions as are applicable to Deferred Stock Units that may be awarded pursuant to Section 6(f).

10.	General Provisions.

(a)	Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules and regulations, listing requirements or other obligations.

(b)

Limits on Transferability; Beneficiaries. Except as otherwise determined by the Committee, no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant to facilitate estate planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). In addition, Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant pursuant to a qualified domestic relations order. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)	Adjustments. In the event that any dividend, capital gains distribution or other distribution (whether in the form of cash, Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the aggregate number of shares of Common Stock subject to the Plan as set forth in Section 4(a), (ii) the number and kind of shares of Common Stock which may be delivered in connection with Awards granted thereafter, (iii) the number and kind of shares of Common Stock by which per-person Award limitations are measured under Section 5 hereof, (iv) the number and kind of shares of Common Stock subject to or deliverable in respect of outstanding Awards and (v) the exercise price or grant price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary or business unit, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant, provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Awards granted under Section 6 hereof and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Furthermore, in the event a capital gains distribution is made to the Company’s stockholders, the exercise price of outstanding Options and the grant price of outstanding Stock Appreciation Rights issued under the Plan may be adjusted in accordance with Sections 6(b)(i) and 6(c)(i), respectively.

(d)

Change in Control. Notwithstanding any other provision of the Plan, if a Change in Control shall occur, then, unless prior to the occurrence thereof, the Board of Directors shall determine otherwise by vote of at least two-thirds of its members, (i) all Options and Stock Appreciation Rights then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not then exercisable, (ii) all restrictions on all Restricted Stock awarded under the Plan shall forthwith lapse, (iii) all outstanding Restricted Stock Units and Deferred Stock Units shall forthwith be paid or settled by the issuance of Common Stock thereunder and (iv) all Performance Awards shall be paid out as if each performance period had been completed or satisfied and as if achievement of the applicable performance goals was sufficient to enable a payment equal to the maximum amount provided for in the Performance Awards.

(e)	Taxes. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Common Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(f)	Changes to the Plan and Awards. The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board of Directors may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, subject to Section 10(c), without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto to the extent permitted by applicable law and regulations, except as otherwise provided in the Plan; provided that, subject to Section 10(c), without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(g)	Limitation on Rights Conferred under the Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company, (ii) interfering in any way with the right of the Company to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Common Stock in accordance with the terms of an Award.

(h)

Unfunded Status of Awards, Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Common Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Common Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan except as otherwise determined by the Committee with the consent of each affected Participant.

(i)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(j)	Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k)	Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the Maryland General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(l)	Plan Effective Date and Stockholder Approval. The Plan has been adopted by the Board of Directors, including all of the Non-Employee Directors, and will become effective upon approval of the Plan by the stockholders of the Company. The Plan shall be reviewed by the Board of Directors no less frequently than annually. The Plan shall remain in effect until all Awards have been exercised or terminated under the terms of the Plan and applicable Award Agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years from the Effective Date.

	0	¢

THE ADAMS EXPRESS COMPANY

PROXY FOR 2010 ANNUAL MEETING

THIS PROXY IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

OF THE ADAMS EXPRESS COMPANY

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned stockholder of The Adams Express Company, a Maryland corporation (the “Company”), hereby appoints David D. Weaver and Lawrence L. Hooper, Jr., or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., local time, on Tuesday, March 23, 2010, at The Intercontinental Harbor Court Baltimore, 550 Light Street, Baltimore, Maryland 21202 and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the proposals as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(over)

THE ADAMS EXPRESS COMPANY

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF THE ADAMS EXPRESS COMPANY March 23, 2010

Notice of Internet Availability of Proxy Materials for the Meeting:

The notice of annual meeting, proxy statement, form of proxy card,

and 2009 Annual Report to stockholders are available on the internet at the following website:

http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=13579.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach along perforated line and mail in the envelope provided.

¢ 21030300000000001000 3	032310

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: PROPOSALS (1), (2), AND (3).

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	The selection of PricewaterhouseCoopers LLP as independent public auditors.	☐	☐	☐
		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	Enrique R. Arzac Phyllis O. Bonanno Kenneth J. Dale Daniel E. Emerson Frederic A. Escherich Roger W. Gale Thomas H. Lenagh Kathleen T. McGahran Douglas G. Ober* Craig R. Smith		3.	To reapprove the 2005 Equity Incentive Compensation Plan.	☐	☐	☐
				*Mr. Ober is an “interested person”, as defined by the Investment Company Act of 1940, because he is an officer of the Company.	In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

						Attend Annual Meeting mark here. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢
¢

ANNUAL MEETING OF STOCKHOLDERS OF THE ADAMS EXPRESS COMPANY March 23, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

Notice of Internet Availability of Proxy Materials for the Meeting:

The notice of annual meeting, proxy statement, form of proxy card, and 2009 Annual Report to stockholders are available on the internet at the following website: http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=13579.

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

¢ 21030300000000001000 3	032310

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: PROPOSALS (1), (2), AND (3).

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	The selection of PricewaterhouseCoopers LLP as independent public auditors.	☐	☐	☐

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	Enrique R. Arzac Phyllis O. Bonanno Kenneth J. Dale Daniel E. Emerson Frederic A. Escherich Roger W. Gale Thomas H. Lenagh Kathleen T. McGahran Douglas G. Ober* Craig R. Smith		3.	To reapprove the 2005 Equity Incentive Compensation Plan.	☐	☐	☐
				*Mr. Ober is an “interested person”, as defined by the Investment Company Act of 1940, because he is an officer of the Company.	In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

						Attend Annual Meeting mark here. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢
¢